UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	February 3, 2009
(Date of earliest event reported):	January 29, 2009

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 - Other Events:

On January 29, 2009, the Board of Directors of D&E Communications, Inc. (the “Company”) approved a number of cost-control measures, the most significant of which are as follows:

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Discontinuing Future Benefit Accruals under the D&E Communications, Inc., Employees’ Retirement Plan (the “Non-Union Pension Plan”). The Company will discontinue future benefit accruals under its Non-Union Pension Plan as of January 1, 2010. Following this amendment to the Non-Union Pension Plan, all active participants will continue to have accrued benefits reflecting their service credit and eligible wages through December 31, 2009. The Company is currently calculating the annual expense and funding impact of discontinuing future benefit accruals under its Non-Union Pension Plan as part of its annual plan valuation, which it expects to complete by the end of the first quarter 2009.

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Providing a One-Time Retirement Payment Opportunity to Employees Eligible to Retire. The Company will be offering a one-time payment from the Company to all non-union employees who are or will be eligible for unreduced retirement benefits by December 31, 2009 and who elect to retire by a specified date. An eligible person must provide written notification to the Company as to his or her election to retire no later than March 31, 2009, in order to receive the payment. We currently do not know how many, if any, of the eligible participants will elect to retire; and we, therefore, are unable to determine the one-time costs associated with this offering or the potential ongoing annual savings that may result from the potential reduction in personnel.

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Limiting Merit Salary Increases for 2009. The Company will not be awarding any merit salary increases to exempt employees during the 2009 calendar year but will be retaining a merit structure for non-union, non-exempt employees. The Company estimates that an increase in annual salary expense of approximately $266,000 would have been incurred if salary increases were awarded to exempt employees in 2009.

The Named Executive Officers (NEOs) of the Company are exempt employees and are active participants in the Non-Union Pension Plan and, therefore, are affected by these changes. The impact on their compensation will be reflected in the Company’s future proxy statements.

This Current Report contains forward-looking statements. These forward-looking statements include, without limitation, statements regarding financial and other information. These statements are based upon the current beliefs and expectations of the Company’s management concerning the development of our business, are not guarantees of future performance and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations. Those factors include, but are not limited to, the effect of the convergence of voice, data, and video technologies on our historical competitive advantages; the increasingly competitive nature of the communications industry; the significant indebtedness of the Company; and the historical losses of the Systems Integration segment and other key factors that we have indicated could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. The Company undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2009	D&E COMMUNICATIONS, INC. By: _/s/Thomas E. Morell___ Thomas E. Morell Sr. V/P, CFO, Secretary and Treasurer

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